EXHIBIT 10.45

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

         Settlement Agreement and General Release (the "Agreement") entered into this 11th day of July, 1997, between U.S. DIAGNOSTIC INC., a Delaware corporation ("USD") and JEFFREY GOFFMAN, an individual ("GOFFMAN").

                                    RECITALS

         A. WHEREAS, GOFFMAN acted as a senior executive officer and director of USD from the date of its initial public offering in October 1994 and was employed by USD pursuant to a written agreement dated August 1994, which was amended in writing as of October 1, l995 (hereafter referred to collectively as the "Employment Agreement" and attached hereto as Exhibit A.)

         B. WHEREAS, in or about January 1997, certain shareholders of USD filed multiple complaints (the "Complaints") against USD in the United States District Court for the Southern District of Florida alleging that GOFFMAN, USD and others had violated certain securities laws by failing to make certain disclosures regarding the background of Keith Greenberg, who acted through Coyote Consulting as a consultant to USD.

         C. WHEREAS, on or about February 3, l997 GOFFMAN voluntarily agreed to go on administrative leave from USD while the matters alleged in the Complaints were investigated by a Special Committee of USD's Board of Directors.

         D. WHEREAS, on or about March 25, l997, GOFFMAN delivered to USD a written notice declaring that a Special Termination (as defined in the Employment Agreement) had occurred pursuant to Section 5(c) of the Employment Agreement and requesting that benefits be paid to him pursuant to that Section.

         E. WHEREAS, USD has denied any liability to GOFFMAN pursuant to Section 5(c) or any other provision of the Employment Agreement.

         F. WHEREAS, the parties desire to resolve all of their disputes and differences, except as otherwise provided and specifically reserved in paragraph 4(a) of this Agreement.

                               TERMS OF AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, representations and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, and each of them, agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                  (a) "CLAIMS" refers to and includes all claims, demands, rights, causes of action, rights of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, damages, liens and remedies of every kind or nature whatsoever, whether at law, in equity, or otherwise, which are owned or held by the parties to this Agreement, and whether or not the same are known to the parties at the time of their execution of this Agreement.

                  (b) "OBLIGATIONS" refers to and includes all obligations, duties, liabilities, damages, expenses and debts of every kind and nature whatsoever, owed by and to the parties to this Agreement, whether or not the same are known to the parties at the time of their execution of this Agreement.

                  (c) "USD" refers to U.S. Diagnostic Inc., and its subsidiaries and affiliates and their respective past and present officers, directors, stockholders, employees, attorneys, successors, and assigns.

                  (d) "GOFFMAN" refers to Jeffrey A. Goffman and his heirs, representatives, successors and assigns.

                  (e) "SHAREHOLDER CLASS ACTIONS" refers to those actions currently pending against USD in the United States District Court for the Southern District of Florida identified as Case Nos. 97-8010, 97-8011, 97-8016, 97-8017, 97-8054 and 97-8068, as well as any amendments thereto and any subsequently filed or asserted CLAIMS brought by or on behalf of USD shareholders which relate to the same or similar facts or allegations, or to USD's reports on its 1995 and 1996 Forms 10-K and the restatements of its 1996 quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission, and any related securities filings and/or proxy materials.

                  Incorporating the definitions set forth above, the parties hereto agree as follows:

         2. GENERAl

                           (a) It is understood that this Agreement does not
constitute an admission by any of the parties of any wrongdoing or the existence or breach of any OBLIGATIONS whatsoever. Moreover, each of the parties specifically denies having engaged in any wrongdoing and denies the existence of any OBLIGATIONS or the validity of any CLAIMS asserted against it in the Shareholder Class Actions or elsewhere.

                           (b) The parties are entering into this Agreement for the purpose of fully and completely settling all differences between them
(except as specifically preserved) and in the interest of saving themselves the costs and vexation of further legal proceedings.

                           (c) There are no intended third party beneficiaries
to this Agreement.

         3. SETTLEMENT

                           (a) EMPLOYMENT TERMINATION. The parties agree that
pursuant to GOFFMAN's written notice of Special Termination, dated March 25, 1997, and a Letter of Intent entered into between USD and GOFFMAN dated April 24, 1997 (the "Letter of Intent"), GOFFMAN's employment by USD was effectively terminated on March 31, 1997, whereupon GOFFMAN resigned as a member of USD's Board of Directors. GOFFMAN has no further rights to employment by USD or to act as a director, agent or representative of USD in any respect.

                  (b) ONGOING COOPERATION

                           (i) GOFFMAN shall cooperate fully with counsel for USD in the defense of the Shareholder Class Actions. Unless and until claims pursuant to paragraphs 4(a)(i)(ii) or (iii) are brought by USD against GOFFMAN, GOFFMAN shall, upon reasonable prior notice, make himself available during normal business hours to the Company and/or its attorneys for meetings and preparation. Nothing in this provision shall be deemed to require GOFFMAN to waive any applicable privilege. Any out of pocket costs incurred by GOFFMAN in providing such cooperation shall be borne by USD.

                           (ii) GOFFMAN shall also make himself available,
upon reasonable prior notice during normal business hours, to USD and/or its counsel to provide historical information and answer other questions related to USD's operations so as to facilitate the management transition of USD. Any out of pocket costs incurred by GOFFMAN in making himself so available shall be borne by USD.

                           (iiii) USD shall allow GOFFMAN access, on reasonable
notice and at reasonable times, to its non-privileged business records generated prior to January 1997 for the purpose of allowing GOFFMAN to prepare his defense in the Shareholder Class Actions. USD's obligation to provide such access shall terminate upon filing of a claim by it against GOFFMAN pursuant to Sections 4(a)(i), (ii) or (iii) hereof.

                  (c) CONFIRMATION REGARDING SECURITIES.

                           (i) USD and GOFFMAN acknowledge that during the
period of his employment with USD, GOFFMAN was awarded by action of the USD Board of Directors the shares and options listed on Exhibit B hereto; and

                           (ii) GOFFMAN acknowledges and agrees that as set
forth in the Letter of Intent he agreed to transfer any proxies or other rights to exercise voting power for any USD shares of which he is not the beneficial owner and that he will, simultaneous with the execution of this Settlement Agreement, reaffirm this transfer by executing a proxy letter in the form annexed hereto as Exhibit C.

                  (d) PAYMENT OF CONSIDERATION. In full and complete satisfaction of any CLAIMS or OBLIGATIONS under the Employment Agreement, as well as any other CLAIMS related to compensation or benefits to which GOFFMAN might be entitled in connection with his employment by USD, USD shall deliver to GOFFMAN the following:

                           (i) Cash payment to GOFFMAN of $165,000, which sum
has already been paid and the receipt of which is hereby acknowledged by GOFFMAN.

                           (ii) Cash payment of $33,333.44 payable to GOFFMAN by wire transfer of immediately available funds to an account designated in writing to USD by GOFFMAN within two (2) business days of the execution of this Agreement.

                           (iii) A promissory note (the "Promissory  Note") of
USD, in the form of

Exhibit D hereto, payable to GOFFMAN in the aggregate principal amount of $266,666.56, which amount shall be payable to GOFFMAN in sixteen (16) equal cash payments of $16,666.66 each, due on the first day of each month commencing with August 1, l997 and continuing for a period of sixteen (16) consecutive months. The outstanding principal amount of the Promissory Note shall be due and payable in full upon a sale or Change of Control ("Change of Control") of USD (as defined in Section 15(b) of the USD Long Term Incentive Plan (the "1995 Plan").

                            (iv) An option agreement (the "Vested $5.125 Option
Agreement") by and between USD and GOFFMAN, dated as of the date hereof, in the form of Exhibit E hereto, reflecting the grant to GOFFMAN on August 28, 1995 of options exercisable to purchase 50,000 shares of Common Stock, at an exercise price of $5.125 per share. It is expressly understood and acknowledged by USD that these options are fully vested as of the date hereof, that such options shall be retained by GOFFMAN and that no part of such options shall become part of the Escrow. USD further acknowledges that GOFFMAN holds additional fully vested options to purchase 50,000 shares of USD Common Stock at a purchase price of $5.00 per share granted pursuant to an Option Agreement, annexed hereto as Exhibit F, by and between USD and GOFFMAN, dated August 15, 1994 (the "1994 Option Agreement") that he shall also retain outside of the Escrow arrangement.

                            (v) An option agreement (the $7.125 Option
Agreement") by and between USD and GOFFMAN, dated as of the date hereof, in the form of Exhibit G hereto, reflecting the grant to GOFFMAN of options exercisable to purchase 100,000 shares of Common Stock at an exercise price of $7.125 per share. The $7.125 Option Agreement shall reflect that these options will vest only upon a sale or Change of Control of USD by March 31, 1999 and that in the event there has been no sale or Change of Control of USD by March 31, 1999 these options shall expire. Additionally, one-half of these options (50,000 shares) shall be exercisable only after USD's common stock has traded at a price of at least $15 per share.

                           (vi) An option agreement (the "$12.125 Option
Agreement") by and between USD and GOFFMAN, dated as of the date hereof, in the form of Exhibit H hereto, reflecting the grant to GOFFMAN of options exercisable to purchase 250,000 shares of Common Stock of USD at an exercise price of $12.125. The $12.125 Option Agreement shall reflect that these options will vest only upon a sale or Change of Control of USD on or before March 31, 1999 and that in the event there has been no sale or Change of Control of USD by March 31, 1999, these options shall expire. Additionally, these options shall be exercisable only after USD's Common Stock has traded at a price of at least $16.00 per share. (The 1994 Option Agreement, the Unvested $5.125 Option Agreement defined below, the Vested $5.125 Option Agreement, the $7.125 Option Agreement and the $12.125 Option Agreement shall be collectively referred to as the "Option Agreements".)

                           (vii) USD will provide GOFFMAN with notice of a sale
or Change of Control equivalent to the notice it provides to other non-inside, unaffiliated shareholders of USD.

                  (e) ESTABLISHMENT OF ESCROW. Simultaneous with execution of this Agreement, GOFFMAN and USD shall enter into an Escrow Agreement in the form attached hereto as Exhibit I. Within two business days of the execution of this Agreement, the Escrow shall be funded by the delivery of (i) an original Option Agreement representing the right to acquire 100,000 shares at an exercise price of $5.125 in the form attached hereto as Exhibit J (the "Unvested $5.125 Option Agreement"); (ii) a letter confirming USD's commitment to deliver a certificate representing 25,000 shares of restricted USD stock granted to GOFFMAN on August 1, 1995 which shall vest on August 1, 1997 and be delivered to the Escrow Agent (or to GOFFMAN if the Escrow has already terminated) on August 1, 1997; (iii) a certificate for 65,000 shares of common stock representing 1/3 of the 195,000 shares of restricted stock granted to GOFFMAN on August 1, 1995, which portion vested on May 1, 1997; and (iv) a letter confirming USD's commitment to deliver certificates representing 65,000 shares which shall vest on May 1, 1998, and 65,000 shares which shall vest on May 1, 1999, which represent the presently unvested portion of the August 1, 1995 grant and the certificates for which shall be delivered by USD to the Escrow Agent on their vesting date (or to GOFFMAN if the Escrow has already terminated). In the event that there is a sale of USD or a change of control of USD (as defined in Section 15(b) of the 1993 and 1995 stock plans, as applicable) the vesting and date for delivery of such shares and options shall immediately accelerate. The assets described in subparagraphs (i) through (iv) above and that are to be delivered to the Escrow are hereinafter referred to as the "Escrowed Securities".

                  (f) To the extent that the 1993 Plan, the 1994 Option Agreement and/or the 1995 Plan would require forfeiture of the securities referred to in subparagraph (d) and (e) above by reason of the termination of GOFFMAN'S employment, they are expressly superseded by this Agreement.

                           GOFFMAN hereby warrants and represents that he has
not transferred, assigned, pledged, encumbered or hypothecated any of the Escrowed Securities.

                  (g)      NONCOMPETE COVENANT.

                                    In consideration of the various covenants,
representations and
releases set forth in this Agreement, GOFFMAN hereby reaffirms and agrees, except as provided below, to continue to be bound by the covenant not to compete set forth in paragraph 6 of the Employment Agreement. USD hereby acknowledges and agrees that, notwithstanding USD's ownership of an interest in certain radiation therapy cancer centers, GOFFMAN shall not be prohibited from accepting employment with a business engaging in radiation therapy as its primary line of business, so long as such business does not own or operate facilities within 100 miles of any USD related facility that provides radiation therapy.

                           (h) ADVANCEMENT OF FEES. The Company reaffirms the
scope of its prior agreement to advance legal fees and expenses incurred by GOFFMAN in connection with the SHAREHOLDER CLASS ACTIONS, and other matters in which he may require and be legally entitled to legal representation in connection with actions undertaken by him as an officer, employee or director of US Diagnostic. This provision is intended to reaffirm, but not to expand in any way, the scope of indemnification obligations as established by the Company's Bylaws and Delaware law.

                           (i) REPRESENTATIONS AND WARRANTIES.

                                    (i) USD hereby represents and warrants as
follows:

                                            (a) It has the full power and
authority to execute, deliver and perform this Agreement, the Promissory Note, the Escrow Agreement, the Option Agreements and the letters relating to restricted shares referred to herein. It has duly authorized the execution, delivery and performance of this Agreement, the Promissory Note, the Escrow Agreement and the Option Agreements, has duly executed and delivered this Agreement, the Promissory Note, the Escrow Agreement and the Option Agreements and all such Agreements, when duly authorized, executed and delivered by GOFFMAN (if required) will constitute legal, valid and binding obligations of USD, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless or whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                                            (b) None of the execution and
delivery of this Agreement, the Promissory Note, the Escrow Agreement or the Option Agreements, the consummation of the transactions required of it herein or therein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement, the Promissory Note, the Escrow Agreement or the Option Agreements, will result in a breach of any of the terms, conditions or provisions of its charter or by-laws or any material agreement or instrument to which it is now a party or by which it is bound or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

                                             (c) No  consent, approval,
authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, the Promissory Note, the Escrow Agreement, or the Option Agreements.

                                            (d) There is no currently pending
litigation which would prevent USD from entering into or performing its obligations under the terms of this Agreement.

                                    (ii) GOFFMAN hereby represents and warrants
as follows:

                                            (a) He has the full power and
authority to consummate all transactions required of him by this Agreement, the Promissory Note and the Escrow Agreement. He has duly executed and delivered this Agreement and the Escrow Agreement, both of which, when duly authorized, executed and delivered by USD, will constitute legal, valid and binding obligations of GOFFMAN, enforceable against him in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                                            (b) Neither the execution and
delivery of this Agreement or the Escrow Agreement, the consummation of the transactions required of him herein or therein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement or the Escrow Agreement will conflict with, or result in, a breach of any of the terms, conditions or provisions of any material agreement or instrument to which he is now a party or by which he is bound or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which he or his property is subject;

                                             (c) No consent, approval,
authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by him of, or compliance by him with, this Agreement or the Escrow Agreement.

                                            (d) GOFFMAN was not awarded and did
not receive any stock or options in USD during the period of his employment with the Company other than as specifically set forth on Exhibit B hereto, and has no claim to any additional securities from USD.

                                            (e) There is currently no pending
litigation which would prevent GOFFMAN from entering into or performing his obligations under this Agreement.

         4.       RELEASES.

                           (a) GOFFMAN and USD agree to and do hereby fully,
finally and forever release, quitclaim and discharge each other from any and all CLAIMS and/or OBLIGATIONS, known or unknown, at law or in equity, which they may now or hereafter have or claim to have had against each other, regardless of when arising up to the date of final execution of this Agreement, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with GOFFMAN's employment and/or contractual relationships with, and/or in his capacity as an officer or director of, USD, except that the following CLAIMS are not released and are specifically preserved by the parties.

                                    (i) any CLAIMS asserted in or arising out
of the SHAREHOLDER CLASS ACTIONS, including any rights of contribution or indemnity which GOFFMAN or USD may have against each other in connection with such CLAIMS, regardless of whether asserted in the same or separate litigation;

                                    (ii) any CLAIMS against GOFFMAN based upon
intentional fraud or other intentional misconduct, provided such CLAIMS are brought by April 24, 1998; and

                                    (iii) any CLAIMS against GOFFMAN based upon
allegations that he either directly or indirectly, received improper financial benefit from any transaction involving USD, provided such CLAIMS are brought by April 24, 1998, and provided further that no salary, bonus or options paid to GOFFMAN by USD and approved by USD's Board of Directors or other benefits provided to GOFFMAN in accordance with GOFFMAN's employment contract with USD shall constitute an "improper financial benefit;" and

                                    (iv) any CLAIMS asserted or arising out of
a breach, or threatened breach, of any of the terms or conditions of this Agreement, the Escrow Agreement, the Promissory Note or the Option Agreements referred to herein.

                           (b) Without limiting the generality of the foregoing,
the parties acknowledge and agree that among those CLAIMS and OBLIGATIONS released are those arising under the laws of the United States and the laws of any State of the United States (including but not limited to the laws of Florida, Delaware and New York).

                           (c) The parties acknowledge and agree that the
Releases contained herein are general in nature (with specific exclusions) and the parties expressly waive and assume the risk of any and all CLAIMS which exist as of the date of this Agreement but which they do not know or suspect to exist as of the date of this Agreement, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement. The parties agree that the release set forth in this Agreement is a full and final release applying to all unknown and unsuspected CLAIMS (with only the exceptions stated herein) but that it shall not apply to release CLAIMS based solely on events occurring after the date of execution of this Agreement, or CLAIMS based upon a breach of the terms of this Agreement.

                  5. SUCCESSORS AND ASSIGNS. All agreements, acknowledgments, declarations, representations, understandings, promises, warranties, authorizations and instructions made, and all understandings expressed by the parties hereto, and each of them, in this Agreement and all benefits accruing under this Agreement apply to and bind their respective makers as well as their heirs, officers, directors, employees, attorneys, affiliates, subsidiaries, predecessors, successors and assigns.

                  6. MODIFICATIONS. This Agreement may not be modified except by a writing signed by GOFFMAN and USD or their duly authorized representatives.

                  7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

                  8. COMPETENCY OF PARTIES. The parties, and each of them acknowledge, warrant, represent and agree that in executing and delivering this Agreement, they do so freely, knowingly and voluntarily, that they have discussed its terms and implications with their legal counsel, that they are fully aware of the contents and effect thereof, and that such execution and delivery is not the result of any fraud, duress, mistake or undue influence whatsoever.

                  9. VOLUNTARY EXECUTION OF AGREEMENT. The parties, and each of them, have freely and voluntarily executed this Agreement and are not acting under coercion, duress, menace, economic compulsion, or because of any purported disparity in bargaining power; rather, GOFFMAN and USD are freely and voluntarily signing this Agreement for each's own benefit.

                  10. REPRESENTATION BY COUNSEL. GOFFMAN and USD acknowledge that they have been represented in the negotiations for, and in the preparation of, this Agreement by counsel of their own choosing; that they have read this Agreement or have had it read to them by their counsel; and that they are fully aware of and understand its contents and legal effect. Accordingly, this Agreement shall not be construed against any party, and the usual rule of construction that an agreement is construed against the party which drafted it shall not apply.

                  11. AUTHORITY. The person executing this Agreement on behalf of USD hereby warrants that he has such authority and that the terms of this Agreement were approved by the USD Board of Directors at a regularly conducted meeting.

                  12. MISTAKE IN FACTS OR LAW. The parties acknowledge and understand that both the facts and the law pertaining to and giving rise to this Agreement may hereafter turn out to be different than they now believe. The parties expressly assume the risk of any such difference in facts or law and agree that this Agreement shall continue in full force and effect notwithstanding any such difference.

                  13. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally or by telecopy, or five days after being mailed, if mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)      if to GOFFMAN:
                           Jeffrey Goffman
                           1116 Highland Beach Drive

                           Highland Beach, FL  33487
                           Telephone:  (561) 266-0050
                           Telecopy:  (561) 243-1144

                           with a copy to:

                           Andrew J. Levander, Esq.
                           Shereff, Friedman, Hoffman & Goodman, LLP
                           919 Third Avenue
                           New York, New York  10022
                           Telephone:  (212) 758-9500
                           Telecopy:  (212) 758-9526

                  (b)      if to USD:

                           U.S. Diagnostic Inc.
                           777 South Flagler Drive
                           West Palm Beach, FL  33401
                           Telephone:  (561) 832-3972
                           Telecopy:  (561) 833-8391
                           Attention:  President

                  14. ENTIRETY OF AGREEMENT. The parties hereto acknowledge and agree that this instrument and any other instruments specifically referred to herein constitute and contain the entire agreement and understanding concerning the subject matter hereof and supersede and replace all prior negotiations and proposed agreements, whether written or oral, including but not limited to the Letter of Intent. The parties, and each of them, warrant that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever not contained herein to induce them to execute this instrument and the other documents referred to herein. The parties, and each of them, represent that they have not executed this instrument or the other documents referred to herein in reliance on any promise, representation or warranty not contained herein.

                  15. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective immediately upon the execution hereof by each of the parties below.

                  16. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not be deemed a part of or in any manner affect this Agreement or any provision hereof.

                  17. BREACH OF THE AGREEMENT. In the event of a breach of any provision of this Agreement, the prevailing party shall be entitled to recover all provable damages, consequential or otherwise, in addition to such other remedies as may be available under this Agreement, at law or in equity.

                  18. SEVERABILITY. Should any part, term or provision of this Agreement be declared or determined by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, that term or provision shall be deemed stricken from this Agreement and all of the other parts, terms and provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

                  19. TAXES. The parties hereto agree that any federal, state or local tax that may be owed or payable by each of them in connection with this Agreement shall be the sole and exclusive responsibility of each such party. Each party hereto also acknowledges that no opposing party to this Agreement, nor counsel for any such opposing party, has provided it with any advice concerning the tax consequences of this Agreement or any other legal or factual issue whatsoever.

                  20. ABSENCE OF ENCUMBRANCES. Except as provided in the Escrow Agreement, the parties hereto represent and warrant that no person, entity or attorney has any lien rights in or relating to the matters covered by this Agreement, the CLAIMS they are releasing pursuant to this Agreement, or the consideration they are to receive pursuant to this Agreement. Any party who breaches this warranty shall fully indemnify the other party affected thereby including but not limited to reimbursement of the costs of defending any CLAIMS brought by third parties. Any party damaged by such breach is expressly granted the right to select its own counsel and control the manner in which the defense of any such CLAIM is conducted.

                  21. ATTORNEYS' FEES. In the event of any dispute regarding this Agreement or the assertion between the parties of any CLAIMS that are not released pursuant to paragraph 4, the prevailing party shall be entitled to recover its attorneys' fees, costs and all related expenses.

                  22. FLORIDA LAW.This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  BY AFFIXING HIS SIGNATURE BELOW, EACH OF THE PERSONS SIGNING THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE REPRESENTS THAT HE HAS READ AND UNDERSTANDS THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE, THAT HE IS AUTHORIZED TO SIGN THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE, AND THAT THE PARTY ON BEHALF OF WHOM HE SIGNS THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE AGREES TO BE BOUND BY ITS TERMS.

Date:    July 11, 1997                         /s/ JEFFREY A. GOFFMAN
                                               _________________________
                                               Jeffrey A. Goffman

                                               U.S. DIAGNOSTIC INC.

Date:    July 11, 1997                      By: /s/ JOSEPH A. PAUL
                                               _________________________
                                               Joseph A. Paul, President